Exhibit 99.1 Press Release | For Distribution

ZixCorp Reports Strong Second Quarter 2016 Financial Results

Highest quarterly revenue in company history highlighted by record quarterly New First Year Orders

DALLAS — July 26, 2016 — Zix Corporation (NASDAQ: ZIXI), a leader in email data protection, today announced financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights & Year-Over-Year Comparisons

•	Revenue increased 12% to a record $14.9 million

•	New first year orders (NFYO) increased 20% to a record $3.0 million

•	Total quarterly orders increased 18% to a record $20.4 million

•	Ending backlog increased 9% to a record $80.9 million

•	Annual contract value increased 9% to a record $59.5 million

•	Cash flow generated from operations increased by $0.5 million to $3.5 million

“The team is pleased with the record financial performance in the second quarter as it represents early validation of the work we are doing to execute on our growth strategy,” said David Wagner, ZixCorp’s Chief Executive Officer. “The increasing adoption of Zix’s solutions by enterprise accounts demonstrates the importance of best of breed email encryption to address today’s increasing information security threats.”

Record quarterly revenue was driven by the addition of recurring revenue from new customer contracts, strong revenue retention, and a non-recurring revenue catch-up payment from an OEM partner. GAAP fully diluted earnings per share decreased 46% to $0.01. Non-GAAP fully diluted earnings per share increased 63% to $0.06. Cash and cash equivalents at quarter-end totaled $20.7 million compared to $27.1 million at the end of the prior quarter. The decrease in cash and cash equivalents was primarily due to $8.8 million used to repurchase the company’s common shares during the quarter under our previously announced repurchase program.

Second Quarter 2016 Operational Highlights

•	Strengthened executive team with the appointment of industry veterans David Rockvam as CFO and Kelly Haggerty as VP of product management & strategy

•	Achieved record NFYO from the enterprise direct sales team which supports customers with 1,000 employees or more

•	Won a three-year contract with a top 20 financial institution through an OEM partner

Management Commentary

“In joining Zix, I have a tremendous opportunity to apply my deep industry experience in SaaS-focused, data security businesses. In particular, I can help the company further embrace the SaaS model and build on its strong position as the leader in email encryption,” said David Rockvam, ZixCorp’s Chief Financial Officer. “I’m excited to start my role with such a record-breaking quarterly performance and feel strongly that we can execute on our long-term strategy.”

Second Quarter 2016 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q2 2016	Q2 2015	Change (1)
Revenue	$14.9	$13.3	12%
GAAP Gross Profit	$12.3	$10.9	13%
GAAP Net Income	$0.6	$1.1	- 50%
GAAP Net Income Per Share – Diluted	$0.01	$0.02	- 46%
EBITDA (2)	$1.6	$2.3	- 32%
EBITDA Margin	10.4%	17.4%	- 40%
Non-GAAP Adjusted Gross Profit (3)	$12.4	$10.9	13%
Non-GAAP Adjusted Net Income (3)	$3.3	$2.2	51%
Non-GAAP Adjusted Net Income Per Share – Diluted (3)	$0.06	$0.04	63%
Adjusted EBITDA (3)	$3.9	$2.8	39%
Adjusted EBITDA Margin	26.3%	21.3%	24%
New First Year Orders	$3.0	$2.5	20%
Total Orders	$20.4	$17.4	18%
Backlog (4)	$80.9	$73.9	9%

(1)	Changes are based on actuals versus numbers shown in the columns, which may reflect rounding
(2)	Adjusted earnings before interest, taxes, depreciation and amortization
(3)	A reconciliation of GAAP to non-GAAP adjusted results is included in this press release and available on our investor relations Web page at http://investor.zixcorp.com
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Financial Outlook

For the third quarter 2016, the company forecasts revenue to range between $15.0 million and $15.1 million, representing an increase of 7% to 8% year-over-year. The company forecasts fully diluted GAAP earnings per share to be in a range of $0.01 and $0.02 and fully diluted adjusted earnings per share to be $0.06 for the third quarter 2016.

For fiscal 2016, the company anticipates revenue to range between $59.6 million and $60.2 million, representing an increase of 9% and 10% compared to fiscal 2015. The company forecasts fully diluted GAAP earnings per share to be between $0.06 and $0.08 and continues to forecast fully diluted adjusted earnings per share of $0.24 for fiscal 2016.

Conference Call Information

Management will discuss these financial results and outlook on a conference call on Tuesday, July 26, 2016, at 5 p.m. ET (2 p.m. PT).

A live webcast of the conference call will be available in the investor section of ZixCorp’s website here. Alternatively, participants can access the conference call by dialing 1-855-853-6940 (U.S. toll-free) or 1-720-634-2906 (international) at least 15 minutes before the call and entering access code 37240909. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

An audio replay of the conference will be available for seven days, by dialing 1-855-859-2056 (U.S. toll-free) or 1-404-537-3406 (international) and entering the access code 37240909. An archive of the webcast will also be available in the investor section of the company’s website here.

About ZixCorp

ZixCorp is a trusted leader in email data protection. ZixCorp offers industry-leading email encryption, a unique email data loss prevention (DLP) solution, and an innovative bring your own device (BYOD) email solution to meet your company’s data protection and compliance needs. ZixCorp is trusted by the nation’s most influential institutions in healthcare, finance and government for easy-to-use secure email solutions. ZixCorp is publicly traded on the Nasdaq Global Market under the symbol ZIXI, and its headquarters are in Dallas, Texas. For more information, visit www.zixcorp.com.

ZixCorp Company Contact Taylor Stansbury Johnson (214) 370-2134 tjohnson@zixcorp.com	ZixCorp Investor Contact Matt Glover and Najim Mostamand Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue or earnings, potential benefits of the Cisco or other strategic relationship, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new ZixCorp solutions and how privacy and data security laws may affect demand for ZixCorp email data protection solutions. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
	2016	December 31,
	(unaudited)	2015
ASSETS
Current assets:
Cash and cash equivalents	$20,728,000	$28,664,000
Receivables, net	785,000	498,000
Prepaid and other current assets	2,875,000	2,908,000

Total current assets	24,388,000	32,070,000
Property and equipment, net	4,279,000	4,143,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	47,767,000	48,912,000

Total assets	$78,595,000	$87,286,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,372,000	$5,067,000
Deferred revenue	24,617,000	23,182,000

Total current liabilities	29,989,000	28,249,000
Long-term liabilities:
Deferred revenue	1,435,000	839,000
Deferred rent	1,427,000	1,426,000

Total long-term liabilities	2,862,000	2,265,000

Total liabilities	32,851,000	30,514,000
Total stockholders’ equity	45,744,000	56,772,000

Total liabilities and stockholders’ equity	$78,595,000	$87,286,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$14,930,000	$13,302,000	$29,258,000	$26,375,000
Cost of revenue	2,635,000	2,429,000	5,172,000	4,642,000

Gross profit	12,295,000	10,873,000	24,086,000	21,733,000
Operating expenses:
Research and development	2,321,000	2,094,000	4,500,000	4,199,000
Selling, general and administrative	9,028,000	7,046,000	16,172,000	13,961,000

Total operating expenses	11,349,000	9,140,000	20,672,000	18,160,000

Operating income	946,000	1,733,000	3,414,000	3,573,000
Operating margin	6%	13%	12%	14%
Other income, net	50,000	29,000	109,000	52,000
Income before income taxes	996,000	1,762,000	3,523,000	3,625,000
Income tax expense	(437,000)	(647,000)	(1,394,000)	(1,334,000)

Net income	$559,000	$1,115,000	$2,129,000	$2,291,000

Basic income per common share:	$0.01	$0.02	$0.04	$0.04

Diluted income per common share:	$0.01	$0.02	$0.04	$0.04

Shares used in per share calculation - basic	53,766,979	57,146,014	54,884,713	56,822,953

Shares used in per share calculation - diluted	54,270,000	58,373,407	55,425,683	57,886,307

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Operating activities:
Net income	$2,129,000	$2,291,000
Non-cash items in net income	3,326,000	2,937,000
Changes in operating assets and liabilities	2,087,000	337,000

Net cash provided by operating activities	7,542,000	5,565,000
Investing activities:
Purchases of property and equipment	(1,238,000)	(1,400,000)

Net cash used in investing activities	(1,238,000)	(1,400,000)
Financing activities:
Proceeds from exercise of stock options	50,000	3,642,000
Purchase of Treasury Stock	(14,290,000)	(1,518,000)

Net cash used in financing activities	(14,240,000)	2,124,000

Increase (Decrease) in cash and cash equivalents	(7,936,000)	6,289,000
Cash and cash equivalents, beginning of period	28,664,000	21,685,000

Cash and cash equivalents, end of period	$20,728,000	$27,974,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Six Months Ended
			June 30,		June 30,
			2016	2015	2016	2015
Revenue:
GAAP revenue			$14,930,000	$13,302,000	$29,258,000	$26,375,000

Cost of revenue
GAAP cost of revenue			$2,635,000	$2,429,000	$5,172,000	$4,642,000
Stock-based compensation charges (1)	(A	)	(56,000)	(47,000)	(116,000)	(98,000)

Non-GAAP adjusted cost of revenue			$2,579,000	$2,382,000	$5,056,000	$4,544,000

Gross profit:
GAAP gross profit			$12,295,000	$10,873,000	$24,086,000	$21,733,000
Stock-based compensation charges (1)	(A	)	56,000	47,000	116,000	98,000

Non-GAAP adjusted gross profit			$12,351,000	$10,920,000	$24,202,000	$21,831,000

Research and development expense
GAAP research and development expense			$2,321,000	$2,094,000	$4,500,000	$4,199,000
Stock-based compensation charges (1)	(A	)	(75,000)	(61,000)	(152,000)	(127,000)

Non-GAAP adjusted research and development expense			$2,246,000	$2,033,000	$4,348,000	$4,072,000

Selling and marketing expense
GAAP selling and marketing expense			$5,083,000	$4,859,000	$9,492,000	$9,653,000
Stock-based compensation charges (1)	(A	)	(156,000)	(123,000)	(304,000)	(274,000)

Non-GAAP adjusted selling and marketing expense			$4,927,000	$4,736,000	$9,188,000	$9,379,000

General and administrative expense
GAAP general and administrative expense			$3,945,000	$2,187,000	$6,680,000	$4,308,000
Stock-based compensation charges (1)	(A	)	(433,000)	(134,000)	(510,000)	(334,000)
Strategic consulting and litigation costs (2)	(B	)	(1,293,000)	(163,000)	(1,972,000)	(329,000)
Executive separation payment (3)	(C	)	(358,000)	—	(358,000)	—

Non-GAAP adjusted general and administrative expense			$1,861,000	$1,890,000	$3,840,000	$3,645,000

Operating income:
GAAP operating income			$946,000	$1,733,000	$3,414,000	$3,573,000
Stock-based compensation charges (1)	(A	)	720,000	365,000	1,082,000	833,000
Strategic consulting and litigation costs (2)	(B	)	1,293,000	163,000	1,972,000	329,000
Executive separation payment (3)	(C	)	358,000	—	358,000	—

Non-GAAP adjusted operating income			$3,317,000	$2,261,000	$6,826,000	$4,735,000

Adjusted Operating Margin			22.2%	17.0%	23.3%	18.0%
Net income:
GAAP net income			$559,000	$1,115,000	$2,129,000	$2,291,000
Stock-based compensation charges (1)	(A	)	720,000	365,000	1,082,000	833,000
Strategic consulting and litigation costs (2)	(B	)	1,293,000	163,000	1,972,000	329,000
Executive separation payment (3)	(C	)	358,000	—	358,000	—
Income tax impact	(D	)	326,000	511,000	1,146,000	1,054,000

Non-GAAP adjusted net income			$3,256,000	$2,154,000	$6,687,000	$4,507,000

Diluted net income per common share:
GAAP net income			$0.01	$0.02	$0.04	$0.04
Adjustments per share	(A-D	)	$0.05	$0.02	$0.08	$0.04

Non-GAAP adjusted net income			$0.06	$0.04	$0.12	$0.08

Shares used to compute Non-GAAP adjusted net income per share-diluted			54,270,000	58,373,407	55,425,683	57,886,307

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(E	)
Net income			$559,000	$1,115,000	$2,129,000	$2,291,000
Income tax provision			437,000	647,000	1,394,000	1,334,000
Depreciation expense			564,000	547,000	1,098,000	1,052,000

EBITDA			1,560,000	2,309,000	4,621,000	4,677,000
Adjustments:
Share-based compensation expense	(A	)	720,000	365,000	1,082,000	833,000
Strategic consulting and litigation costs (2)	(B	)	1,293,000	163,000	1,972,000	329,000
Executive separation payment (3)	(C	)	358,000	—	358,000	—

Adjusted EBITDA			$3,931,000	$2,837,000	$8,033,000	$5,839,000

Adjusted EBITDA margin			26.3%	21.3%	27.5%	22.1%

(1) Stock-based compensation charges are included as follows:
Cost of revenues			$56,000	$47,000	$116,000	$98,000
Research and development			75,000	61,000	152,000	127,000
Selling and marketing			156,000	123,000	304,000	274,000
General and administrative			433,000	134,000	510,000	334,000

			$720,000	$365,000	$1,082,000	$833,000

(2) Strategic consulting and litigation costs are included as follows:
General and administrative			1,293,000	163,000	1,972,000	329,000

			$1,293,000	$163,000	$1,972,000	$329,000

(3) Executive separation payment is included as follows:
General and administrative			358,000	—	358,000	—

			$358,000	$—	$358,000	$—

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	September 30,	September 30,	December 31,	December 31,
	2016	2016	2016	2016
Revenue:
GAAP revenue	$15,000,000	$15,100,000	$59,600,000	$60,200,000

Diluted net income per common share:
GAAP net income	$0.01	$0.02	$0.06	$0.08
Stock-based compensation charges	$0.02	$0.01	$0.05	$0.04
Strategic consulting and litigation costs	$0.02	$0.02	$0.08	$0.06
Executive separation payment	$—	$—	$0.01	$0.01
Income tax impact	$0.01	$0.01	$0.04	$0.05

Non-GAAP adjusted net income	$0.06	$0.06	$0.24	$0.24

Shares used to compute Non-GAAP adjusted net income per share - diluted	54,270,000	54,270,000	55,425,683	55,425,683

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share—diluted, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (D) below for further information on the current quarter’s reconciling items.

Items (A) through (E) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share—diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (E).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Executive separation payment relating to CFO employment termination benefits agreement. See item (3) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(E) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.